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                                                                   EXHIBIT 23(a)


                               CONSENT OF KPMG LLP



                                  EXHIBIT 23(A)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
RARE Hospitality International, Inc.

We consent to incorporation by reference in the registration statements No. 333-65485, No. 333-11983, No. 333-11963, No. 333-11969, No. 333-11977, No.
333-1028, No. 333-1030, and No. 33-57900 on Form S-8 of RARE Hospitality International, Inc. of our report dated February 11, 1999, relating to the consolidated balance sheets of RARE Hospitality International, Inc. as of December 27, 1998 and December 28, 1997, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 27, 1998, which report appears in the December 27, 1998 annual report on Form 10-K of RARE Hospitality International, Inc.

                                             KPMG LLP

Atlanta, Georgia
March 26, 1999